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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 16, 2001
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                               PediaNet.com, Inc.
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               (Exact name of registrant as specified in charter)


      Georgia                          0-29951                  58-1727874
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(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                File Number)           Identification No.)


                  15 West End Avenue, Brooklyn, New York 11235
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                    (Address of principal executive offices)

Registrant's telephone number, including area code: (718) 332-3994
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                                       N/A
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          (Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets.

                  On March 16, 2001, PediaNet.com, Inc. (the "Company") closed on the merger (the "Merger") of Pedianet Acquisition Corp. ("Acquisition Corp.") with and into drpaula.com, Inc. ("drpaula.com") in accordance with the terms of an Agreement and Plan of Reorganization and Merger dated as of February 19, 2001 (the "Merger Agreement"), among the Company, Acquisition Corp., and drpaula.com. The Merger Agreement provided for the Merger, with drpaula.com as the surviving corporation and resulting in it becoming a wholly-owned subsidiary of the Company. drpaula.com operates an interactive web site (www.drpaula.com) geared to pediatrics and mother/child health related issues. The Merger Agreement further provided that an aggregate of 8,000,000 shares of the Company's Common Stock (the "Stock") be issued. The Merger consideration was determined by arms' length negotiation of the parties to the Merger Agreement. The closing price of the Stock immediately prior to the Merger was $.07 per share. Of the 8,000,000 shares of Stock to be issued under the Merger Agreement, the sole holder of the preferred stock of drpaula.com is entitled to receive aggregate value equal to the $2,100,000 stated value of its preferred stock in drpaula.com, together with the value of the accrued dividends thereon through the closing date of the Merger Agreement, but in no event less than 2,800,000 or more than 4,600,000 shares of Stock. The exact number of shares of Stock to be received by such preferred stockholder of drpaula.com will be based on the value of the Stock to be received by it one year following the closing of the Merger. The difference is to be contributed by three of drpaula.com's common stockholders, Harold Engel, Paula M. Elbirt, M.D., and Alan G. Cohen, in accordance with the terms of a Stock Transfer Agreement among such parties, the Company, and the escrow agent for the Merger.

         KIDSDOC, INC., an entity owned and controlled by Mr. Engel and which sold the web site operated by drpaula.com to it, received 900,000 shares of Stock under the Merger Agreement in satisfaction of the amounts owing to it on the sale of such web site to drpaula.com. Also under the Merger Agreement, a designated person is to receive 400,000 shares of Stock for acting as a finder in connection with the Merger. The difference between the 8,000,000 shares to be issued under the Merger Agreement and (a) the initial 2,800,000 shares to be issued to drpaula.com's preferred stockholder, (b) the shares issued to KIDSDOC, INC., and (c) the shares issued to the finder, or approximately 3,900,000 shares of Stock, are to be distributed pro rata to the common stockholders of drpaula.com. All of the shares issued to the common stockholders of drpaula.com and its preferred stockholder are being held in escrow for one year from the closing of the Merger. The shares of Stock owned by the persons who were common stockholders of drpaula.com are being held in such escrow as the sole source of recovery by the Company for any indemnification claims against drpaula.com under the Merger Agreement, up to a maximum aggregate value of $250,000.

         In connection with the Merger, Harold Engel and Paula M. Elbirt, M.D., entered into employment agreements, and CA Consulting Services, Inc., an affiliate of Alan G. Cohen, entered into a consulting agreement, with the Company to provide services to drpaula.com following the Merger. Under the terms of such employment agreements, Mr. Engel and Dr. Elbirt are to receive a monthly amount of 50,000 shares of Stock as long as the fair market value

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of a share of Stock at the date of issuance is equal to or greater than $.10; if the fair market value is less than $.10, the Company will issue a number of shares of Stock for that month so that the aggregate fair market value thereof is $5,000. Additionally, each of Mr. Engel and Dr. Elbirt are entitled to bonuses of up to $90,000 in the aggregate payable in shares of Stock, in equal thirds upon each of the following events: (a) the negotiation of any client, joint venture, or other relationship resulting in additional business for drpaula.com, (b) the development of a subscription model for drpaula.com's web site, and (c) notwithstanding the occurrence of (a) or (b), on the date which is six months following the closing of the Merger. In March 2001, drpaula.com announced a joint venture relationship with iMaternity.com, Inc., pursuant to which iMaternity has agreed to host and market drpaula.com's web site. The Company has agreed that this relationship with iMaternity satisfies the requirements of (a) above. Alan G. Cohen, on behalf of CA Consulting Services, Inc., is to receive $40,000 in aggregate fair market value of shares of Stock under its consulting agreement. All of the shares of Stock to be issued to Mr. Engel, Dr. Elbirt, and Mr. Cohen are to be issued under an effective Form S-8 registration statement under the Securities Act of 1933.

         Harold Engel, Paula M. Elbirt, M.D., and Alan G. Cohen have agreed to waive issuances of shares of Stock due them pursuant to their respective employment and consulting agreements for up to 30 days from the closing of the Merger Agreement pending the filing and effectiveness of the Form S-8 registration statement required to be filed by the Company. The Company has also adopted a 2001 Stock Compensation Program (including incentive stock option, non-qualified stock option, stock appreciation rights, and stock bonus plans), making available up to 15 million shares of Stock (of which 10 million shares will be available solely for the benefit of drpaula.com) to eligible employees and consultants of the Company. The Company does not have a sufficient number of authorized shares of its Stock to satisfy the requirements of existing obligations to issue or reserve for issuance its shares of Stock and its obligations under the employment and consulting agreements and the 2001 Stock Compensation Program described in this report. The Company has committed to use its best efforts to amend its Articles of Incorporation to increase the number of authorized shares of Stock to accommodate the Company's obligations and provide additional shares for future financing, acquisition, or other opportunities, subject to satisfying applicable state corporate and federal securities laws and regulations. The Company has no current definitive plans for any such financing, acquisition, or other similar opportunities.

         Also in connection with the closing of the Merger Agreement, the preferred stockholder of drpaula.com, the Company, drpaula.com, and the officers and directors of drpaula.com provided mutual releases from all prior activities relating to drpaula.com. The Company has also granted certain "piggyback" registration rights to such preferred stockholder, Harold Engel, Paula M. Elbirt, M.D., and Alan G. Cohen in connection with Company registrations or demand registrations from other holders of the Company's securities which are filed following one year from the closing of the Merger Agreement.

Item 5.  Other Events.

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         On February 28, 2001, Harold Engel, Alan G. Cohen, and James Kirsch
were appointed to fill vacancies on the Company's Board of Directors. Previously, Shlomo Carlbach and John Lapore had resigned as directors. To the best knowledge of the Company, neither Mr. Carlbach nor Mr. Lapore resigned as the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. The current Board of the Company consists of Steven Richter, Harold Engel, Alan G. Cohen, James Kirsch, and Alex Akerman. James Kirsch is the Chief Executive Officer of iMaternity.com, Inc. Also, on March 19, 2001, Mr. Engel was appointed as the Chief Executive Officer, and Steven Richter was appointed as the Chairman, of the Company.

         On March 26, 2001, the Company received a net amount of $40,000 on the conversion of certain outstanding funding notes previously issued in connection with its Rule 504 offering. The Company issued 1,000,000 shares in connection with such conversion.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired.

         It is impracticable to provide the required financial statements at the time of this report. The required financial statements will be filed within 60 days hereof.

(b)      Pro Forma Financial Information.

         It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed within 60 days hereof.

(c)      Exhibits.

         2(a)     Plan and Agreement of Reorganization and Merger dated as of
February 19, 2001, among drpaula.com, the Company, and Acquisition Corp.

         4(a)     2001 Stock Compensation Program of the Company.

         10(a)    Stock Transfer Agreement dated March 13, 2001, among Acorn,
Harold Engel, Paula Elbirt, M.D., Alan G. Cohen, the Company and Bondy & Schloss, LLP., as escrow agent.

         10(b)    Registration Rights Agreement dated March 13, 2001, among the
Company, Acorn, Harold Engel, Paula M. Elbirt, M.D., and Alan G. Cohen.

         10(c)    Employment Agreement dated as of March 13, 2001, among the
Company, drpaula.com, and Paula M. Elbirt, M.D.

         10(d)    Employment Agreement dated as of March 13, 2001, among the
Company,

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drpaula.com, and Harold Engel.

         10(e) Consulting Agreement dated as of March 13, 2001, among the Company, drpaula.com, and CA Consulting Services, Inc.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                PEDIANET.COM, INC.
                                                (Registrant)

                                                By: /s/Harold Engel
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                                                            Harold Engel
                                                     Chief Executive Officer

Dated:  March 29, 2001

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                                    EXHIBITS

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2(a)  Plan and Agreement of Reorganization and Merger dated as of
February 19, 2001, among drpaula.com, the Company, and Acquisition
Corp.

4(a)  2001 Stock Compensation Program of the Company.

10(a) Stock Transfer Agreement dated March 13, 2001, among Acorn,
Harold Engel, Paula Elbirt, M.D., Alan G. Cohen, the Company and Bondy & Schloss, LLP., as escrow agent.

10(b) Registration Rights Agreement dated March 13, 2001, among the Company, Acorn, Harold Engel, Paula M. Elbirt, M.D., and Alan G.
Cohen.

10(c) Employment Agreement dated as of March 13, 2001, among the
Company, drpaula.com, and Paula M. Elbirt, M.D.

10(d) Employment Agreement dated as of March 13, 2001, among the
Company, drpaula.com, and Harold Engel.

10(e) Consulting Agreement dated as of March 13, 2001, among the
Company, drpaula.com, and CA Consulting Services, Inc.

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